                                                                   EXHIBIT 23.1




                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Conso International Corporation on Form S-8 (Registration Nos. 333-20671, 33-97146 and 33-85518) of our report dated August 27, 1999, incorporated by reference in the Annual Report on Form 10-K of Conso International Corporation for the fiscal year ended July 3, 1999.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Greenville, South Carolina

September 28, 1999